Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We have issued our report dated August 20, 2008, accompanying the consolidated financial statements and schedules incorporated by reference in the Annual Report of KOSS CORPORATION on Form 10-K for the years ended June 30, 2008, 2007 and 2006.  We hereby consent to the incorporation by reference of said reports in the Registration Statement of KOSS CORPORATION on Forms S-8 (File No. 333-89872, 333-37986 and 333-20405).

GRANT THORNTON LLP

Milwaukee, Wisconsin

August 22, 2008